Exhibit 99.1

Golden Minerals Reports First Quarter 2009 Results

DENVER—(GLOBE NEWSWIRE)—May 11, 2009—Golden Minerals Company today announced results for the first quarter 2009.

Overview

Golden Minerals Company (“Golden Minerals”) a Delaware corporation, is the successor to Apex Silver Mines Limited (“ASML”).  Golden Minerals emerged from Chapter 11 protection on March 24, 2009.   On that date,  ASML sold its 65% interest in the San Cristóbal mine to Sumitomo Corporation and transferred its remaining assets, other than a small cash reserve for the payment of ASML’s liquidation expenses, to Golden Minerals.  A compulsory liquidation proceeding has been initiated for ASML in the Cayman Islands and all of the ordinary shares of ASML will be formally canceled in that proceeding.

Following emergence from Chapter 11 and the sale of the San Cristóbal mine to Sumitomo, Golden Minerals is primarily engaged in the advancement of its exploration properties located principally in Argentina, Peru and Mexico and providing contract mine management services to Sumitomo for the San Cristóbal mine.  Golden Minerals has two advanced stage and three intermediate stage exploration projects in a portfolio of approximately 45 exploration projects. Golden Minerals also intends to seek strategic opportunities to utilize its experienced management team by providing mine services.

Sale of the San Cristóbal Mine

On March 24, 2009, in conjunction with, and as a condition of its emergence from bankruptcy, ASML sold to Sumitomo its remaining direct and indirect interests in the San Cristóbal mine, including its 65% interest in Minera San Cristóbal (“MSC”), for a cash purchase price of $27.5 million, plus $2.5 million in expense reimbursements and the assumption of certain liabilities.  ASML and Golden Minerals were released from all liabilities associated with the San Cristóbal mine, including ASML’s guarantee of San Cristóbal’s indebtedness.  On the same date, Golden Minerals entered into a Management Services Agreement with Sumitomo under which it is providing certain management services with respect to the San Cristóbal mine as described below.

Results of Operations for ASML (83-day Period Ended March 24, 2009)

San Cristóbal Mine

Concentrator throughput at the San Cristóbal mine during the 83-day period averaged 42,000 tonnes per day, exceeding the 40,000 tonnes per day designed capacity.  Zinc concentrate production during the period was approximately 109,000 tonnes, and lead concentrate production during the period was approximately 28,000 tonnes.  Payable metal production from the San Cristóbal mine during the period totaled approximately 4.1 million ounces of silver, 54,000 tonnes of zinc and 18,000 tonnes of lead.  Recovery rates during the period were approximately 64% for silver, 82% for zinc, and 72% for lead.  Although prices for silver, zinc, and lead remained at approximately the same levels as the previous quarter, operating margins improved due to declining costs for reagents, diesel fuel and other materials.

Exploration

Golden Minerals exploration expenses, including property holding costs and allocated administrative expenses, were $3.5 million for the 83-day period ended March 24, 2009, as compared to $6.2 million for the quarter ended March 31, 2008.  Exploration expense was incurred primarily in Argentina, Mexico and Peru. None of the exploration expenses reported relate to San Cristóbal.

GOLDEN MINERALS COMPANY

1700 Lincoln Street  –  Suite 3050  –  Denver, Colorado 80203  –  Telephone (303) 839-5060  –  Fax (303) 839-5907

Results of Operations for Golden Minerals Company (7-day Period Ended March 31, 2009)

The Management Services Agreement with MSC for the San Cristóbal mine provides for a base annual fee of $6.0 million plus reimbursement to Golden Minerals of additional costs incurred that are directly related to San Cristóbal expatriate employee administration and other expenses, estimated at $3.5 million annually.  The Agreement provides for Golden Minerals to receive the fee and any reimbursements net of Bolivian withholding taxes.  The anticipated annual net cash flow from providing management services to the San Cristóbal mine, net of reimbursable expenses and taxes, is approximately $6.0 million.  In the statement of operations for Golden Minerals for the 7-day period ended March 31, 2009, “Revenue from Services” of $211,000 includes the base fee and reimbursements received for expatriate services and other expenses, including Bolivian withholding taxes, while the actual costs incurred for the reimbursed expatriate services and other expenses of $80,000 are reported as “Costs of Services” and reimbursed Bolivian withholding taxes of $26,000 are reported as income taxes.

Liquidity and Capital Resources

At March 31, 2009 Golden Minerals’ aggregate cash and short and long-term investments totaled $29.6 million. This amount includes auction rate security (“ARS”) investments recorded at a fair market value of $5.2 million.  The former holders of the ASML’s subordinated notes are entitled to cash or cash equivalents held by Golden Minerals in excess of the sum of $15.0 million plus amounts required to pay for accrued liabilities at March 31, 2009 and certain projected reorganization expenses that will be incurred after March 31, 2009. Based on March 31, 2009 cash and investment balances, accruals and estimated additional reorganization expenses, Golden Minerals does not anticipate that it will be required to make additional payments to the former holders of the subordinated notes.

During the twelve month period ending March 31, 2010, Golden Minerals expects to spend approximately an additional $4.0 million on final reorganization costs and $12.0 million on general and administrative costs (including amounts already accrued at March 31, 2009), and $11.0 million on exploration costs.  Golden Minerals plans to fund these expenditures from existing cash and investment balances, from an anticipated $2.0 million of interest and royalty income during the period, and from the approximately $6.0 million of net cash flow from the management services agreement with MSC. However, in the longer term, continuing operations are dependent upon our ability to raise sufficient capital and to generate future profitable operations.

Exploration Update

Golden Minerals continues to advance its exploration program from a portfolio of exploration projects in Argentina, Peru and Mexico. The following are the results of the advanced stage exploration projects. All exploration results have been posted on the Golden Minerals web site (www.goldenminerals.com).

Argentina

El Quevar Project:  Golden Minerals has drilled approximately 89 holes to date totaling about 18,000 meters of drilling.  Seventy-six holes intersected significant silver-lead-zinc mineralization with approximately 75% intersecting +100 grams per tonne silver. Out of the 89 holes, 56 were drilled to test the main Yaxtche zone. Forty-four of the Yaxtche holes have intersected significant silver mineralization. Drilling established the presence of high-grade silver mineralization in parallel structures aggregating more than a mile in length and as much as 50 meters wide.  Drilling has extended the zone of known mineralization to at least 300 meters depth in several areas. The Yaxtche zone continues to the east and west by +500 meters and drilling has intersected the zone at depth in two holes, one on the eastern extension and the other on the western extension. One hole returned six meters averaging 181 grams per tonne silver and the other eight meters averaging 665 grams per tonne silver. Preliminary metallurgical studies indicate that excellent silver recoveries can be expected.

During the first quarter of 2009 Golden Minerals obtained a 43-101 report, prepared by SRK Consulting, reflecting the most recent resource based on drilling data produced between 2006 and 2008. The resource statement for the Yaxtche deposit as of December 31, 2008 shows a total of approximately 1.5 million tonnes of indicated and inferred mineralization.  Golden Minerals expects to update the 43-101 later this year to include the additional drill results.

During 2009 Golden Minerals expects to spend approximately $2.0 million in additional exploration work on El Quevar, focused on extending the deposit to the east and west and on infill drilling.

El Quevar is a joint venture with Minera Hochschild under which Golden Minerals has a 65% interest and can earn up to 80% if a feasibility study is completed by November 2010.

Mexico

Zacatecas Project: Muleros, El Cristo and San Manuel — San Gil have been identified as target areas. During 2009 Golden Minerals expects to spend approximately $1.5 million on exploration with the goal of establishing the existence of a deposit.

At the Muleros target area, Golden Minerals has drilled 31 shallow drill holes, or approximately 3,800 meters,  intercepting mineralized veins in every hole with results of up to 400 grams per tonne silver over one meter. A program of six deeper drill holes has been completed in selected areas to further test the silver-gold-base metal mineralization identified to date. The six holes gave results of up to 350 grams per tonne silver over one to two meters. All 37 holes intercepted silver-gold mineralization.

During 2009 Golden Minerals plans to drill six deep holes or approximately 3,000 meters at Muleros for an estimated cost of approximately $ 0.8 million.

Exchange Listing

At emergence from Chapter 11, Golden Minerals had approximately 3,200 beneficial shareholders. Golden Minerals is pursuing a listing of its common stock on the Toronto Stock Exchange and trading in the United States in the over-the-counter market or a U.S. national securities exchange.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the continued management of the San Cristóbal mine by Golden Minerals Company and anticipated fees, its plan to pursue listing of its common stock on the Toronto Stock Exchange and in the United States, the components of Golden Mineral Company’s business strategy, planned exploration expenses and results of exploration activities, planned spending on reorganization costs and expectation that the holders of ASML’s notes will receive no additional cash, planned spending over the next 12 months and expectation that such will be funded without further capital raising.  These statements are subject to risks and uncertainties, including the ability of Golden Minerals Company to meet the listing standards for any securities market on which it seeks to trade, continuation of the operations at the San Cristobal mine and under the Management Services Agreement, increases in costs of materials and supplies used in mining and exploration activities, results of exploration, financial market conditions and the ability of Golden Minerals Company to raise capital during the next 12 months on acceptable terms or at all.  Golden

Minerals Company assumes no obligation to update this information.  Additional risks relating to Golden Minerals Company may be found in the periodic and current reports filed with the Commission by Golden Minerals Company, including the Annual Report on Form 10-K of Apex Silver Mines Limited for the year ended December 31, 2008.

Cautionary Note regarding Estimates of Measured, Indicated and Inferred Resources:  The United States Securities and Exchange Commission permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce.  We use certain terms in this presentation, such as “indicated” and “inferred resources” that the SEC guidelines strictly prohibit us from including in our filings with the SEC.  US investors are cautioned not to assume that any or all of measured, indicated or inferred resources are economically or legally mineable or that these resources will ever be converted into reserves.  US investors are urged to consider closely the disclosure in our Form 10-K and other SEC filings.  You can review and obtain copies of these filings from the SEC’s website at http:www.sec.gov.edgar.shtml.

CONTACT: Golden Minerals Services Corporation

Jerry W. Danni, (303) 839-5060

Sr. Vice President Corporate Affairs

SOURCE: Golden Minerals Services Corporation

GOLDEN MINERALS COMPANY

REORGANIZED CONSOLIDATED BALANCE SHEETS

(Expressed in United States dollars)

(Unaudited)

	March 31,	December 31,
	2009	2008
	(Successor)	(Predecessor)
	(in thousands, except share data)
Assets
Current assets
Cash and cash equivalents	$24,373	$33,723
Restricted cash	—	20,575
Investments	88	16,351
Restricted investments	—	—
Trade receivables	185	7,315
Inventories	—	75,008
Prepaid expenses and other assets	1,642	15,550
Total current assets	26,288	168,522
Property, plant and equipment, net	12,648	202,534
Ore stockpile inventories	—	72,628
Value added tax recoverable	—	157,146
Investments	5,249	5,487
Other	4	30
Total assets	$44,189	$606,347

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities
Accounts payable and other accrued liabilities	$8,128	$48,861
Accrued interest payable	—	8,660
Current portion of long term debt	—	523,610
Total current liabilities	8,128	581,131
Long term debt	—	59,951
Asset retirement obligation	—	9,155
Other long term liabilities	483	4,398
Total liabilities	8,611	654,635
Commitments and contingencies (Note 18)
Shareholders’ equity (deficit)
Common stock, (Successor) $.01 par value, 50,000,000 shares authorized; 2,987,735 shares issued and outstanding	30
Ordinary Shares, (Predecessor) $.01 par value, 175,000,000 shares authorized; 59,000,832 shares issued and outstanding		590
Additional paid in capital	36,231	680,901
Accumulated deficit	(683)	(880,020)
Accumulated other comprehensive income (loss)	—	(551)
Parent Company’s shareholder’s equity (deficit)	35,578	(199,080)
Noncontrolling interest in subsidiaries	—	150,792
Total shareholders’ equity (deficit)	35,578	(48,288)
Total liabilities and shareholders’ equity (deficit)	$44,189	$606,347

GOLDEN MINERALS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Expressed in United States dollars)

(Unaudited)

	For The Period	For The Period
	March 25, 2009	January 1, 2009	Three Months
	Through	Through	Ended
	March 31, 2009	March 24, 2009	March 31, 2008
	(Successor)	(Predecessor)
	(in thousands, except share data)
Revenue:
Management service fees (Note 17)	$211	$1,350	$1,350
Costs and expenses:
Costs of services (Note 17)	(80)	—	—
Exploration expense	(448)	(3,482)	(6,192)
Administrative expense	(352)	(7,496)	(6,138)
Depreciation, depletion and amortization	(9)	(102)	(161)
Total costs and expenses	(889)	(11,080)	(12,491)
Loss from operations	(678)	(9,730)	(11,141)
Other income and expenses:
Interest and other income	124	997	1,844
Royalty income	—	88	—
Interest expense and other borrowing costs	—	(345)	(2,638)
Gain on extingushment of debt	—	248,165	—
Loss on auction rate securities	—	(828)	—
Reorganization costs, net	(103)	(3,683)	—
Fresh start accounting adjustments	—	9,122	—
Total other income and expenses	21	253,516	(794)
Income (loss) from continuing operations before income (taxes) benefit	(657)	243,786	(11,935)
Income taxes	(26)	(165)	(142)
Net income (loss) from continuing operations	(683)	243,621	(12,077)
Income (loss) from discontinued operations	—	(4,153)	10,103
Net income (loss)	$(683)	$239,468	$(1,974)
Net (income) loss attributable to noncontrolling interest	$—	$(7,869)	$27,694
Net income (loss) attributable to the Successor/Predecessor shareholder’s	$(683)	$231,599	$25,720
Other comprehensive loss:
Unrealized gain (loss) on securities	$—	$940	$(568)
Comprehensive (loss) income attributable to Successor/Predecessor shareholder’s	$(683)	$232,539	$25,152
Net income (loss) per Common/Ordinary Share — basic
Income (loss) from continuing operations attributable to the Successor/Predecessor shareholders	$(0.23)	$4.13	$(0.20)
Discontinued operations attributable to the Successor/Predecessor shareholders	—	(0.20)	0.64
Income (loss) attributable to the Successor/Predecessor shareholders	$(0.23)	$3.93	$0.44
Net income (loss) per Common/Ordinary Share — diluted
Income (loss) from continuing operations attributable to the Successor/Predecessor shareholders	$(0.23)	$(0.06)	$(0.17)
Discontinued operations attributable to the Successor/Predecessor shareholders	—	(0.17)	0.55
Income (loss) attributable to the Successor/Predecessor shareholders	$(0.23)	$(0.23)	$0.37

Weighted average Common Stock/Ordinary Shares outstanding - basic	2,987,735	59,000,832	58,914,066

Weighted average Common Stock/Ordinary Shares outstanding - diluted	2,987,735	69,171,400	69,292,039